                                                                    Exhibit 16.1

Letter re Change in Accountants
Previously filed on Form 8-K


                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                --------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                         Date of Report: June 25, 1999

                               HEALTHWATCH, INC.
                            -----------------------
                           Exact Name of Registrant


             9040 Roswell Road, Suite 470, AtlantaC, Georgia 30350
          ----------------------------------------------------------
                    Address of Principal Executive Offices


                                (770) 641-5555
                      ----------------------------------
                         Registrant's Telephone Number

Minnesota                    0-11476                  84-0916792
------------------------------------------------------------------
(State of                  (Commission              (IRS Employer
Incorporation)             File Number)           Identification No.)

Former Name/Address: N/A


ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On June 4, 1999, HealthWatch, Inc. (the "Company") dismissed its independent auditors, Silverman Olson Thorvilson & Kaufman LTD ("Silverman Olson"), and on the same date authorized the engagement of Tauber & Balser, P.C. ("Tauber & Balser") as its independent auditors for the fiscal year ended June 30, 1999. Tauber & Balser, was formally engaged by the Company on June 4, 1999. Each of these actions were approved by the Board of Directors of the Company. Because the Company recently relocated its corporate headquarters to Atlanta, Georgia, the Board of Directors concluded that it would be more economical to use a regional firm based in Atlanta, such as Tauber & Balser, to perform its audit for the current fiscal year. Tauber & Balser also acts as independent auditors for HALIS, Inc., an affiliate of the Company, and in which the Company owns in excess of 20 percent of its outstanding common stock.

     Silverman Olson audited the financial statements for the Company for the fiscal years ended June 30, 1998 and 1997. The reports of Silverman Olson on the financial statements of the Company for the fiscal years ended June 30, 1998 and June 30, 1997 each contained an additional paragraph which modified each of the reports to emphasize that Silverman Olson believed there was substantial doubt about the Company's ability to continue as a going concern. Except as set forth in the preceding sentence, the reports on those audits did not contain any adverse opinions or a disclaimer of opinions, nor was it qualified as to uncertainty, audit scope, and accounting principles.

     In connection with the audit of the fiscal year ended June 30, 1998, and for the unaudited interim period through June 4, 1999, there were no disagreements with Silverman Olson on any matter of accounting principle or practice, financial statement disclosure, or audit procedure or scope. Additionally, Silverman Olson did not advise the Company that (i) the internal controls necessary for the Company to develop reliable financial statements did not exist; (ii) information had come to its attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management; (iii) there existed a need to expand significantly the scope of its audit, or that information had come to the attention of Silverman Olson during the fiscal periods, which, if further investigated, may (a) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or
(b) cause Silverman Olson to be unwilling to rely on management's representations or be associated with the Company's financial statements, and due to the dismissal of Silverman Olsen, did not so expand the scope of its audit or conduct such further investigation; or (iv) information had come to the attention of Silverman Olson that it concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the satisfaction of Silverman Olson would prevent it from rendering an unqualified audit report on those financial statements), and due to the dismissal of Silverman Olson, the issue has not been resolved to the satisfaction of Silverman Olson prior to its dismissal.

     Further during the fiscal year ended June 30, 1998 and the unaudited interim period through June 4, 1999, neither the Company nor any of its representatives sought the advice of Tauber & Balser regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements.

     The Company has requested that Silverman Olson furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Silverman Olson's letter to the Securities and Exchange Commission is filed as Exhibit 16.1 to this Form 8-K.

ITEM 7.   EXHIBITS.

(c)  Exhibits:

The following exhibits are filed herewith:

16.1 - Letter regarding Change in Certifying Accountant.


                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  HEALTHWATCH, INC.


                                  By:  /s/ Paul W. Harrison
                                       -----------------------------------------
                                       Paul W. Harrison, Chairman and President

Dated: June 25, 1999

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.         Description of Exhibit
-----------         ----------------------

  16.1              Letter regarding change in certifying accountant

                                 Exhibit 16.1

[Letterhead of Silverman Olson Thorvilson & Kaufman LTD]

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of HealthWatch, Inc. dated June 25, 1999.


Sincerely yours

Isl Silverman Olson Thorvilson & Kaufman LTD
Silverman Olson Thorvilson & Kaufman LTD
Minneapolis, Minnesota

June 28, 1999